Exhibit 23(i)

(ON LETTERHEAD)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Lapolla Industries, Inc. of our report dated April 11, 2011, relating to our audits of the financial statements and the financial statement schedule, which appear in the Annual Report on Form 10-K of Lapolla Industries, Inc. for the year ended December 31, 2010.

/s/ Hein & Associates LLP

HEIN & ASSOCIATES LLP

Houston, Texas
May 16, 2011
10